UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011
___________

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2011, Harry S. Smith announced his retirement from his positions as President and Chief Executive Officer and as director of First National Corporation (the “Company”) and its wholly-owned banking subsidiary, First Bank, effective January 28, 2011.

On January 26, 2011, the Board of Directors of the Company appointed Dennis A. Dysart, age 39, as interim Chief Executive Officer of the Company and First Bank effective January 28, 2011.  Mr. Dysart has served as Executive Vice President and Chief Administrative Officer of the Bank since March 2005.  Prior to that, Mr. Dysart had previously served as Executive Vice President – Administration of the Bank from 2003 to 2005 and Senior Vice President – Administration of the Bank from 1999 to 2003.  Mr. Dysart has been employed by the Bank since 1993.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2011, in connection with Mr. Smith’s retirement, the Board of Directors of the Company authorized an amendment to the Company’s bylaws (the “Bylaws”), effective January 28, 2011.  The amendment revises Article II(A) of the Bylaws to decrease the size of the Company’s Board of Directors from eleven (11) to ten (10) directors.

The full text of the Bylaws, as amended, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On January 27, 2011, the Company issued a press release announcing Mr. Smith’s retirement and Mr. Dysart’s appointment as interim Chief Executive Officer.  A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statement and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

3.1	Bylaws of the First National Corporation (as restated in electronic format as of January 28, 2011).

99.1	Press release, dated January 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: January 27, 2011	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of the First National Corporation (as restated in electronic format as of January 28, 2011).
99.1	Press release, dated January 27, 2011.